UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2005

XTEN NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

320-5201 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and Zip Code)

(408) 876-4346

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 18, 2005 we entered into a stock option agreements with one employee, Franki Hui, granting him the right to purchase a total of 20,000 shares of our common stock as follows, at an exercise price of $1.18 per share, exercisable for a period of 5 years.

The options will vest as to 25% of the options on each of the anniversary dates of the grant of the options, such that all options will be vested on the fourth anniversary of the date of grant of the options.

D/JLM/695875.1

Item 3.02. Unregistered Sales of Equity Securities.

On March 18, 2005 we granted stock options to one employee for the option to purchase20,000 shares of our common stock at an exercise price of $1.18 per share, exercisable until March 18, 2010. The options are subject to vesting provisions as set forth in the stock option agreement dated March 18, 2005 attached hereto as exhibit 10.1. We issued the securities to one non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

10.1	Form of Stock Option Agreement with Franki Hui

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTEN NETWORKS INC.

By: /s/ Mark Bruk

Mark Bruk

Chief Executive Officer, Secretary, Treasurer and Director

Date: March 18, 2005

D/JLM/695875.1